UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 11, 2008

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a material definitive agreement

On November 11, 2008, Antigenics Inc. (the “Company”) entered into an agreement (the “Amendment of Rights Agreement”) with Ingalls & Synder Value Partners L.P., the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Amendment of Rights Agreement amended the definition of an Event of Default under the 2006 Notes to exclude the redemption and repurchase of up to $15 million of the Company’s 5.25% Convertible Senior Notes due 2025 (the “2005 Note Repurchase”) and modified certain anti-dilutive rights of the holders of the 2006 Notes upon the Company’s issuance and sale of certain new securities up to the aggregate dollar amount expended by the Company for the 2005 Note Repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.
Date: November 14, 2008
	By:	/s/ Shalini Sharp
Shalini Sharp
Chief Financial Officer